                                                                       EXHIBIT 6


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-6 (Registration No. 333-40554) of our report dated February 10, 2000, except for
Note 18(b) as to which the date is March 27, 2000 and Note 23(c), as to which the date is March 8, 2000, relating to the consolidated financial statements of MONY Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York

November 8, 2000